Exhibit 23







             CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-87573 and 333-
29433) of Old National Bancorp of our report dated March 10,
2000 appearing in this Form 8-K.


/s/ PricewaterhouseCoopers

Chicago, Illinois
April 14, 2000



 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated January 27, 1999 (except with respect to the Southern Bancshares LTD, ANB Corporation and Heritage Financial Services, Inc. business combinations discussed in Note 2, as to which the dates are January 29, 1999, March 10, 2000 and March 1, 2000, respectively) included in this Form 8-K into the Registrant's previously filed Registration Statements Files No. 333-29433 and 333-87573.


                                   /s/ Arthur Andersen LLP

                                   ARTHUR ANDERSEN LLP


Indianapolis, Indiana,
April 14, 2000.


          CONSENT OF OLIVE LLP


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-87573 and 333-
29433) of Old National Bancorp of our report dated January 28,
2000 appearing in this Form 8-K.

/s/ Olive LLP

Olive LLP
Indianapolis, Indiana
April 13, 2000





             CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-87573 and 333-
29433) of Old National Bancorp of our report dated January 18,
2000 appearing in this Form 8-K.


/s/ Heathcott & Mullaly, P.C.

Heathcott & Mullaly, P.C.
Brentwood, Tennessee
April 14, 2000